UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-302-4200

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 17, 2015, LoJack Corporation (the “Company”) and its subsidiary, LoJack Equipment Ireland Ltd. (together with the Company, “LoJack”), entered into a letter agreement with Celestica LLC (“Celestica”) providing for the renewal of the Agreement for Manufacture, dated November 25, 2010 and Amendment No. 1 dated November 26, 2013 (collectively the “Agreement”), for an additional term of two years commencing on November 25, 2015, and the negotiation by the parties of an amendment of various other provisions of the Agreement for the extended term. The Agreement relates to LoJack’s contract manufacturing arrangement for the LoJack® Unit and certain other LoJack System components. The Agreement for Manufacture was filed by the Company as Exhibit 10.CC to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, and Amendment No. 1 thereto was filed as Exhibit 10BB to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LoJack Corporation Registrant
Date:	November 19, 2015	By:	/s/ José M. Oxholm
José M. Oxholm
Senior Vice President and General Counsel